UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2005

Affordable Residential Communities Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

600 Grant Street, Suite 900, Denver, Colorado, 80203

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code:   303-383-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.   Material Modification to Rights of Security Holders.

                On May 23, 2005, Affordable Residential Communities Inc. (“ARC”) announced that its Board of Directors has decreased the Aggregate Stock Ownership Limit and Common Stock Ownership Limit in its charter applicable to all individuals other than Mr. Gerald J. Ford and certain affiliated parties from 9.8% to 7.3%.  As a result, no individual other than Mr. Ford may, without Board approval, own or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code, more than 7.3% (in value or number of shares, whichever is more restrictive) of the outstanding shares of ARC’s common stock.  Any attempted transfer of ARC’s common stock which, if effective, would result in any individual owning shares of ARC’s common stock in excess of the 7.3% ownership limit or would otherwise result in ARC’s failing to qualify as a REIT, will result in the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by ARC, and the intended transferee will acquire no rights to the stock.

Pursuant to the terms of the ARC Charter, any individual stockholder who currently owns between 7.3% and 9.8% of ARC’s common stock will be permitted to maintain such holdings.  The Aggregate Stock Ownership Limit and Common Stock Ownership Limit applies to individuals, but generally not to entities such as corporations, partnerships or limited liability companies.

ARC also announced that its Board of Directors has increased the individual Aggregate Stock Ownership Limit and Common Stock Ownership Limit in its Charter applicable to Mr. Ford and certain affiliated parties to 19.9% of ARC’s common stock.

The press release issued by ARC is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.   Other Events.

On May 23, 2005, ARC issued a press release which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release issued by ARC on May 23, 2005.

Exhibit 99.2	Agreement between ARC and Gerald J. Ford, dated May 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         May 23, 2005

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ Scott L. Gesell
Scott L. Gesell
Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release issued by ARC on May 23, 2005.

Exhibit 99.2	Agreement between ARC and Gerald J. Ford, dated May 20, 2005